Exhibit 10.5.1

Additional agreement

between

Development Capital Group Inc. Florida corp. 101 Plaza Real South Boca Raton, Florida 33432 and Safe Cargo, Inc. Massachusetts Corporation, 506 Main str. #2 West Springfield, MA 01089 as a complement to the main contract made March 15, 2011.

The parties agreed:

To extend the underlying contract for one year from March 15, 2012 to March 15, 2013

CARRIER Safe Cargo, Inc BY: Yury Harunovich TITLE: Director	AGENT Development Capital Group, Inc BY: Andriy Korobkin TITLE: Director
506 Main str.#2 West Springfield, MA 01089 EIN # 20-5914595	101 Plazas Real South, Suite 201 South, Boca Raton, Florida 33432 EIN # 27-3746561
MC#585144, US DOT# 1580350 ____________________________________ Signature April 24, 2012	_____________________________________ Signature April 24, 2012